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                                                                     EXHIBIT 8.1

                                                                ATTORNEYS AT LAW
                                                                      Suite 2800
                                                           1100 Peachtree Street
KILPATRICK STOCKTON LLP                              Atlanta, Georgia 30309-4530
                                                         Telephone: 404.815.6500
                                                         Facsimile: 404.815.6555

April 20, 1998

JW Charles Financial Services, Inc.
980 North Federal Highway
Suite 210
Boca Raton, Florida 33432

JWGenesis Financial Corp.
980 North Federal Highway
Suite 210
Boca Raton, Florida 33432

Ladies and Gentlemen:

     This opinion letter is being delivered to you at your request in connection with our representation of JW Charles Financial Services, Inc., a Florida corporation ("JWCFS") and JWGenesis Financial Corp., a Florida corporation ("JWGenesis"), as special tax counsel with regard to the registration under the Securities Act of 1933, as amended, on Form S-4, Commission File No. 333-47693 (the "Registration Statement") of the shares of the common stock, $0.001 par value per share of JWGenesis ("JWGenesis Common Stock") for issuance in the proposed transaction described therein. The Registration Statement contains as a part thereof the Prospectus of JWGenesis with respect to the issuance of such shares of JWGenesis Common Stock, and the Proxy Statement of JWCFS calling for a special meeting of the shareholders of JWCFS at which such shareholders will consider and vote upon a proposal to approve and adopt an Amended and Restated Agreement and Plan of Combination dated as of March 9, 1998 (the "Combination Agreement") among JWCFS, JWGenesis, Genesis Merchant Group Securities, LLC, a California limited liability company ("Genesis") and the holders of the outstanding equity ownership interests of Genesis, which provides, among other things, for the acquisition by JWGenesis of all of the outstanding shares of the common stock of JWCFS, par value $.001 per share, pursuant to a statutory share exchange for shares of JWGenesis Common Stock, on a one-for-one basis (the "JWCFS Share Exchange"). Capitalized terms used and not otherwise defined in this letter have the meanings set forth in the Proxy Statement/Prospectus forming part of the Registration Statement.

     We are delivering this opinion in our capacity as such special tax counsel solely in connection with the filing of the Registration Statement and the registration of shares of JWGenesis Common Stock. In connection with this opinion, we have examined originals or certified, conformed, or reproduction


    ATLANTA . AUGUSTA . BRUSSELS . CHARLOTTE . LONDON . RALEIGH . STOCKHOLM
                          WASHINGTON . WINSTON-SALEM

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KILPATRICK STOCKTON LLP

JW Charles Financial Services, Inc.
JWGenesis Financial Corp.
April 20, 1998
Page 2


copies of the following documents, and, without independent verification or investigation, have relied upon the accuracy thereof: (i) the Proxy Statement/Prospectus; and (ii) the Combination Agreement. We also have examined originals or certified, conformed, or reproduction copies of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, and, without independent investigation or verification, have relied upon the accuracy thereof.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, and the conformity to final versions of all items submitted to us in draft version. In making our examination of documents executed by parties other than JWCFS or JWGenesis, we have assumed that such parties have the power, corporate or otherwise, to enter into and perform all obligations thereunder, and also have assumed the due authorization by all requisite action, corporate or otherwise, and the execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties.

     We also have assumed, without independent verification or investigation, that (i) we have been provided with true, correct, and complete copies of the foregoing documents, (ii) none of such documents has been amended or modified,
(iii) all such documents are in full force and effect in accordance with the terms thereof, (iv) there are no other documents that affect the opinions hereinafter set forth, and (v) the documents reviewed by us reflect the entire agreement of the parties thereto with respect to the subject matter thereof. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of, and accountants for, JWCFS, JWGenesis, Genesis, and others.

     Our opinion is conditioned upon, among other things, the initial and continuing accuracy of the facts, information, covenants and representations set forth in the documents referred to above and the statements and representations referred to above.

     Based upon and subject to the foregoing, it is our opinion that, although the discussion set forth in the Proxy Statement/Prospectus under the heading "Material Federal Tax Consequences" does not purport to discuss all possible U.S. federal income tax consequences of the JWCFS Share Exchange, such discussion constitutes a fair and accurate summary of the material U.S. federal income tax consequences of the JWCFS Share Exchange, based upon current law and the assumptions stated or referred to therein.
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KILPATRICK STOCKTON LLP

JW Charles Financial Services, Inc.
JWGenesis Financial Corp.
April 20, 1998
Page 3

     This opinion is not binding on the Internal Revenue Service (the "Service"), and no ruling has been or will be requested from the Service as to any U.S. federal tax consequence described above. This opinion is based upon our best interpretation of current provisions of the Internal Revenue Code of 1986, as amended, and the Treasury Department regulations promulgated thereunder, as well as existing court decisions and administrative rulings, and sets forth the conclusions we believe would be reached by a court if the issues were properly briefed and presented to it. We can provide no assurance that the applicable law will not change in a manner that will adversely affect these consequences, or that any such adverse change would not be applied retroactively.

     We express no opinion as to any U.S. federal income tax consequence other than as specifically set forth herein, and we express no opinion with respect to any tax issue arising under state, local, or foreign tax provisions. We expressly disclaim any duty to update this letter in the future in the event there are any changes in relevant fact or law that may affect any of our opinions expressed herein.

     We are furnishing the opinions expressed herein solely for your benefit, and they may not be relied upon, quoted from, or delivered to any person other than JWCFS shareholders and their legal counsel without our express, prior written consent. We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Proxy Statement/Prospectus contained therein. In giving this consent, we do not admit that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                              Very truly yours,

                              KILPATRICK STOCKTON LLP



                              By:   /s/ Lynn E. Fowler
                                 ---------------------
                                  Partner